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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  MAY 16, 2001
                Date of Report (Date of earliest event reported)


                            LAM RESEARCH CORPORATION
             (Exact Name of Registrant, as Specified in its Charter)

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
          DELAWARE                                 000-12933                               94-2634797
      (State or other                       (Commission File Number)                    (I.R.S. Employer
      Jurisdiction of                                                                 Identification No.)
       Incorporation)
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                              4650 CUSHING PARKWAY
                                FREMONT, CA 94538

               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (510) 659-0200


              -----------------------------------------------------




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ITEM 5.  OTHER EVENTS.

         Offering of Convertible Subordinated Notes

         On May 16, 2001, Lam Research Corporation (the "Company") issued a press release announcing its intention to offer convertible subordinated notes for sale in a Rule 144A private placement.

         Attached hereto as Exhibit 99.1 is the Company's press release dated May 16, 2001.

         On May 17, 2001, the Company announced pricing of $250 million of convertible subordinated notes due 2006 (plus an additional amount up to $50 million at the option of the purchasers). The Company announced that the notes are convertible into common stock of the company at a conversion price of $44.93 per share and will accrue interest at an annual rate of 4.0 percent. The Company stated that consummation of the sale of the notes is subject to customary closing conditions and is scheduled to occur in May 2001.

         Attached hereto as Exhibit 99.2 is the Company's press release dated May 17, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

             99.1   Lam Research Corporation Press Release, dated May 16, 2001.

             99.2   Lam Research Corporation Press Release, dated May 17, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          LAM RESEARCH CORPORATION

                                          /s/ Craig Garber
                                          ------------------------------------
                                          By: Craig Garber
                                          Title: Vice President of Finance,
                                                 Treasurer

Date:  May 17, 2001



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                                  EXHIBIT INDEX

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                                                                     Page No. in
                                                                     Sequentially
Exhibit No.                        Description                   Numbered Current Report
-----------                        -----------                   --------------------
   99.1         Lam Research Corporation Press Release dated           __
                May 16, 2001.

   99.2         Lam Research Corporation Press Release dated           __
                May 17, 2001.
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